UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2022 (April 1, 2022)

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	333-258176	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE
On April 1, 2022, FirstSun Capital Bancorp (“FirstSun”) filed a Current Report on Form 8-K (the “Initial Filing”) to report that FirstSun had completed its acquisition of Pioneer Bancshares, Inc. (“Pioneer”), pursuant to the Agreement and Plan of Merger, dated as of May 11, 2021, as amended (the “Merger Agreement”), by and between FirstSun and Pioneer. Pursuant to the Merger Agreement, effective April 1, 2022, Pioneer merged with and into FirstSun (the “Merger”), with FirstSun continuing as the surviving corporation in the Merger.

This Current Report on Form 8-K/A amends the Initial Form 8-K to include the historical financial statements of Pioneer and the pro forma financial information required to be filed under Item 9.01 of Form 8-K. The disclosure included in the Initial Form 8-K otherwise remains unchanged.
Item 9.01    Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The audited financial statements of Pioneer as of December 31, 2021 and 2020 are filed as Exhibit 99.1 and incorporated herein by reference.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information of FirstSun as of and for the year ended December 31, 2021 (the “Unaudited Pro Forma Financial Information”) are filed as Exhibit 99.2 hereto and incorporated herein by reference. The Unaudited Pro Forma Financial Information give effect to the Merger and related transactions.
EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Crowe LLP.

99.1	Audited consolidated financial statements of Pioneer Bancshares, Inc. as of December 31, 2021 and 2020, and related notes.

99.2	Unaudited pro forma condensed combined financial information of FirstSun as of and for the year ended December 31, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: June 14, 2022	By:	/s/ Robert A. Cafera, Jr.
	Name:	Robert A. Cafera, Jr.
	Title:	Chief Financial Officer